                   NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS
                   TO FILL VACANCY ON THE BOARD OF DIRECTORS




To the Shareholder of
Auto-Graphics, Inc.

        Enclosed is a Proxy Statement and a Written Consent of Shareholders of Auto-Graphics, Inc., a California corporation (the "Company"). The Written Consent ("Consent") is for the following purpose:

        1. To fill the vacant seat on the Board of Directors of Auto-Graphics, Inc. to serve until a successor shall have been duly elected and qualified.

        In accordance with the Company's Bylaws, June 14, 2001 has been fixed as the record date for the determination of shareholders entitled to vote to fill the vacancy

        Shareholders who wish to vote in favor of filling the vacancy on the Company's Board of Director with the nominee, James R. Yarter, are urged to complete, sign and date the enclosed Consent and mail it in the envelope provided.

        Shareholders who oppose the filling of the vacancy on the Company's Board of Directors with the nominee, James R. Yarter, should not complete, sign and date the enclosed consent.

                                          Very truly yours,


                                          By: /s/Robert S. Cope
                                          _____________________
                                          Robert S. Cope


Pomona, California
June 20, 2001

                               PROXY STATEMENT


                                 INTRODUCTION


        This Proxy Statement and Written Consent of Shareholders ("Consent") of Auto-Graphics, Inc., a California corporation (the "Company"), located at 3201 Temple Avenue, Pomona, California 91768, is furnished to shareholders on June 20, 2001 in connection with filling a vacant seat on the Company's Board of Directors.


                       SOLICITATION OF PROXY STATEMENT
                                 AND CONSENT

        The Proxy Statement and accompanying Consent is solicited by Robert
S. Cope. Robert S. Cope intends to solicit the Consent principally by use of the mails and electronic media. The cost of soliciting the Consent will be borne by Robert S. Cope, including reimbursement of any expenses incurred by banks, brokerage houses, custodians, nominees and fiduciaries in connection with such solicitation.

        The Proxy Statement and accompanying Consent is not being solicited on behalf of the Company's Board of Directors.


                                    VOTING

        If you are in favor of filling the vacancy on the Board of Directors with the nominee, James R. Yarter, then the Consent should be signed, dated and returned in the enclosed envelope as soon as possible. If you are not in favor of filling the vacancy on the Board of Directors with James R. Yarter, then you should not the sign the Consent. Any shareholder executing and returning the Consent as provided for herein may revoke such Consent by providing written notice of such revocation to the Secretary of the Company at any time prior to the time that the Consent with the number of shares required to authorize the filling of the vacancy on the Board of Directors has been filed with the Secretary of the Company. The number of shares required to fill the vacancy with the nominee, James R. Yarter is 2,498,618 shares.


                        VOTING BY EXECUTING THE CONSENT

        The execution by a shareholder of the Consent is a vote in favor of the election of James R. Yarter, the nominee, to fill the vacancy on the Company's Board of Directors. The record date for the determination of shareholders entitled to execute the Consent to fill the vacancy on the Board of Directors is June 14, 2001. All voting rights are vested exclusively in the holders of the Company's Common Stock. As of the close of business on the record date, there were 4,997,234 shares of the Company's Common Stock outstanding.

        Each share of Common Stock is entitled to one vote on filling the vacancy on the Board of Directors; however, any shareholder eligible to vote for the election of directors is entitled to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or to distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

        To be entitled to exercise cumulative voting rights for the election of directors, a shareholder must give notice to the Secretary of the Company of such person's desire to cumulate votes for one or more candidates whose name(s) have been placed in nomination prior to the commencement of voting for the election of directors. If any shareholder exercises the right to cumulate votes for the election of directors, then all shareholders are entitled to cumulative voting rights for the election of directors. The enclosed form of Consent being solicited by Robert S. Cope does not provide for cumulative voting rights.



                       NOMINATION AND ELECTION OF DIRECTOR
                               TO FILL VACANCY ON
                               BOARD OF DIRECTORS


Election of Director

        The Company's Articles of Incorporation provide that the authorized number of directors shall be three members. The number of persons constituting and comprising the Company's Board of Directors is currently two. Robert S. Cope is proposing one nominee as candidate for election to fill the vacancy on the Company's Board of Directors. Consent received by the Shareholders will only be voted for the nominee set forth in this Consent and within the Consent solicitation. The nominee named below will be elected to serve until the next annual meeting and/or until a successor shall have been duly elected and qualified.


Nominee for Election as Director

        Set forth below is certain information pertaining to the person who is proposed as nominee for election to fill the vacancy on the Company's Board of Directors.
                                                    Shares of the
                                                      Company's
                                                        Common
Name and Principal               Year First          Stock Owned      Percent
Occupation or Employment           Became           Beneficiary as      of
Relationship of Nominee    Age   a Director         of Record Date     Class
-----------------------    ---   ----------         --------------    ------

James R. Yarter            62       2001                  -0-           -0-
Director
Advaset, Inc.

        James R. Yarter is a first time nominee for election to the Company's Board of Directors. Mr. Yarter is not the beneficial owner of any shares of the Company's Common Stock. Mr. Yarter's prior business background and
experience covers a period of 35 years.   His experience includes being the
Chief Executive Officer of several companies, including two companies listed
on the NASDAQ Stock Exchange.   Presently Mr. Yarter serves on the board of
directors of Advaset, Inc.

Other Business

        The Consent may be executed in counterparts and facsimile signatures are recognized as original signatures.


                   INFORMATION CONCERNING THE BOARD OF DIRECTORS

        During 2000 the Company's Board of Directors did not hold any formal meetings, however, there were eight (8) actions by unanimous written consent as authorized by the California Corporations Code and the Company's Bylaws.

        The Company's Board of Directors does not maintain standing audit, nominating or compensation committees. These matters are considered and acted upon by the entire Board of Directors. Directors receive no fees for serving on the Board of Directors or attending meetings.


                               EXECUTIVE COMPENSATION

        The following table summarized the aggregate annual cash compensation and long-term incentive compensation of the Company's Chief Executive Officer and each of the named executive officers whose total cash compensation for the fiscal year ended December 31, 2000 for services rendered in all capacities exceeded $100,000 and cash compensation received by each named executive officer for the Company's two previous fiscal years:


                               Summary Compensation Table

                                                       Long-Term Compensation
             Principal         Annual Compensation       Number of Securities
   Name      Position           Year      Salary          Underlying Options
-----------  --------          ------     ------         --------------------

R. S. Cope   CEO                2000      $137,000                None
                                1999       156,000
                                1998       133,000

M.K. Skiles  President          2000      $102,000                None

C.M. Patick  EVP                2000      $145,000                None

D.E. Luebben CFO                2000      $108,000                None
                                1999        93,000
                                1998       100,000

W. J. Kliss  COO                2000      $ 69,000                None
                                1999       138,000
                                1998       138,000

        There have been no restricted stock awards for the three years ending December 31, 2000. Restricted stock holdings (owned personally) as of the fiscal year ended December 31, 2000 are as follows: R.S. Cope, 1,614,675 shares, C.M. Patick, 91,980 shares, and D.E. Luebben, 15,000 shares, respectively. Mr. Kliss is no longer employed by the Company as of April, 2000. Mr. Patick is no longer employed by the Company as of January, 2001. Mr. Luebben is no longer employed by the Company as of February 2001. See item 12 Security Ownership of Certain Beneficial Owners of Management.

1997 Non-Qualified Stock Option Plan

        The Company adopted a 1997 Non-Qualified Stock Option Plan effective December 31, 1997. The Plan consists of 300,000 shares of the Company's authorized but unissued Common Stock which shares have been reserved for possible future issuance under the Plan. The plan is a non-qualified plan covering only senior executives and related persons. At the inception of the Plan, the Company granted options to four (4) persons whereby they were entitled to purchase up to a total of 142,500 shares over the next five years at a price of .055 per share. In 1999, all options granted were relinquished by the participants, except for 10,000 shares and as of December 31, 2000 there were 10,000 outstanding grants of options under the Plan. The Plan was filed as an exhibit (10.25) to the Company's Annual Report to the SEC on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

        The Company's management intends to propose for approval by the Company's stockholders at the Company's 2001 Annual Meeting of Stockholders a qualified (incentive stock option) plan consisting of approximately 10% (currently 500,000 shares) of the Company's then issued and outstanding shares of Common Stock to be reserved for future issuance to employees of the Company.


                        SECTION 16(a) BENEFICIAL OWNERSHIP
                               REPORTING COMPLIANCE

        The table below reflects information pertaining to certain beneficial owners of the Company's Common Stock known to own more than five percent (5%) of the Company's Securities and all officers and directors of the Company as a group as of June 1, 2001:

                                          Shares of the
                                             Company's
                                              Common
                                            Stock Owned              Percent
                                          Beneficially as               of
Names of Beneficial Owner                  of Record Date              Class
-------------------------                 ---------------            -------

R.S. Cope                                    2,176,527                  44%
Chairman of the Board and Director
Auto-Graphics, Inc.

Paul R. Cope                                   373,602                   7%
Chief Technology Officer
Auto-Graphics, Inc.

Robert H. Bretz                                309,000                   6%
Director
Auto-Graphics, Inc.

All Officers and Directors                   2,111,925                  42%
as a group (5 persons)

        The shares listed above as beneficially owned by Robert S. Cope are owned by him and his wife as Trustees of the Cope Family Trust (32%) or by certain members of his immediate family (12%), inclusive of 373,602 shares (7%) owned by Paul R. Cope.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent (10%) shareholder to file forms with the SEC to report their ownership of the Company's shares and changes in said ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. Based on information provided to the Company by such persons, the Company is not aware of any delinquencies in the filing of such reports.


                             CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

Warrants

         In May 1999, the Company entered into a selling agreement with an associate pertaining to the Company's 1999 private placement offering, which raised $1,251,000 in equity investment and resulted in the sale/ issuance of an additional 1,501,200 shares of the Company's (restricted) Common Stock.
In November 2000, the Company sold and issued 240,000 3-year warrants for $800 entitling the associate to purchase one share of the Company's (restricted) Common Stock for each warrant for $.033 per share.
Subsequently, the associate sold the warrants to the Company's outside director for an amount representing a substantial discount for the (restricted) shares of the Company's Common Stock underlying such warrants as compared to the reported market price for "free trading" shares of the Company's Common Stock; and the purchaser/transferee then exercised the warrants and purchased, and the Company caused to be sold and issued, the 240,000 shares of the Company's (restricted) Common Stock covered by such warrants for the exercise (purchase) price for such shares under the warrants (aggregating $8,000 or $0.033 per share). There are no warrants outstanding at December 31, 2000.

Option to Purchase Restricted Stock

        In May 1999, Robert S. Cope and the Cope Family Trust granted an option to Corey M. Patick to purchase 1,125,000 (or 22%) of the Company's Common Stock for $1.67 per share (adjusted for the 3-for-1 stock split effective February 28, 2000). Patick subsequently exercised the option in November of 2000 and the closing for the purchase of and payment for the option shares, originally scheduled for November 2000, has been extended several times by the parties; and such closing is currently scheduled to take place no later than August 31, 2001. Mr. Patick owns 91,980 of 2% of the shares of the Company's Common Stock (without taking the option shares into account). Purchase of the option shares by Mr. Patick would increase his stock ownership to 1,216,980 shares or 24% of the Company's issued and outstanding stock and would represent a "change of control" of the Company (under applicable securities law definitions).

Office Lease

        The Company leases its corporate office and production facility from a limited partnership owned by Robert S. Cope and former director/stockholder of the Company, Douglas K. Bisch ("Lessor"). During 1999 and through April, 2000, the Company leased 29,260 square feet having an annual base rent of $351,000 (plus expenses). In April 2000, the Company completed a planned consolidation, which reduced the square footage occupied by the Company from 29,260 to 19,460 for a reduction in the Company's annualized rent expense of $118,000 (plus expenses). During 2000, the Company paid base rent of $273,000 (plus expenses) to the Lessor. The Company presently plans to enter into a new lease agreement with the Lessor prior to the expiration in June 2001. The Company also has an option to purchase a one-third interest in the Lessor from Mr. Bisch for an amount not to exceed $150,000.
Director

        Robert H. Bretz is a director of the Company and also served as the Company's outside legal counsel until May 9, 2001. In 2000, Mr. Bretz' firm billing to the Company for legal services and expenses totaled approximately $340,000

                              ADDITIONAL INFORMATION

        Upon request of any shareholder, the Company will furnish without charge a copy of the Company's latest Annual Report to the Securities and Exchange Commission on Form 10-K, which contains certain additional information about the Company which is not included in either this Proxy Statement or the Company's accompanying Annual Report to Shareholders. All such requests should be directed to the Chief Financial Officer at the above corporate headquarters' address.

                                                   By: /s/ Robert S. Cope
                                                   ______________________
                                                   Robert S. Cope

June 20, 2001

                PLEASE SIGN, DATE AND MAIL OR FAX YOUR CONSENT

                MAILING ADDRESS:            ROBERT S. COPE
                                            3201 TEMPLE AVENUE
                                            POMONA, CALIFORNIA  91768

                FACSIMILE PHONE NO.         (909) 595-3506

                                            THANK YOU

                          WRITTEN CONSENT OF SHAREHOLDERS

                                          OF

                                  AUTO-GRAPHICS, INC.

                               a California corporation

        The undersigned shareholders, who together hold more than 50% of the outstanding stock of Auto-Graphics, Inc, a California corporation, pursuant to Section 603(d) of the California Corporation Code, hereby consent to and adopt the following resolutions:

ELECTION OF DIRECTOR TO FILL VACANCY ON THE BOARD OF DIRECTORS

        RESOLVED: That James R. Yarter be and hereby is elected to the board of directors of this corporation to fill the vacancy on the board of directors of this corporation. James R. Yarter shall serve on the board of directors until the expiration of the term for the office and until a successor has been elected and qualified.

EXECUTION

        RESOLVED FURTHER: This Written Consent may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and same instrument. The execution of this Written Consent by a shareholder completed by facsimile signature of the shareholder shall constitute an original signature of such shareholder.

        The undersigned shareholders of record of the corporation, hereby consent to the adoption of the above foregoing actions on the ____ day of June, 2001.


Dated:__________________________        ___________________________________

                                        _________________________, Owner of

                                        ___________________shares of common
                                        stock of Auto-Graphics, Inc.

Dated:__________________________
                                        ___________________________________

                                        _________________________, Owner of

                                        ___________________shares of common
                                        stock of Auto-Graphics, Inc.

Dated:__________________________
                                        ___________________________________

                                        _________________________, Owner of

                                        ___________________shares of common
                                        stock of Auto-Graphics, Inc.

Dated:__________________________
                                        ___________________________________

                                        _________________________, Owner of

                                        ___________________shares of common
                                        stock of Auto-Graphics, Inc.

Dated:__________________________
                                        ___________________________________

                                        _________________________, Owner of

                                        ___________________shares of common
                                        stock of Auto-Graphics, Inc.